NEWS RELEASE

FORWARD AIR CORPORATION REPORTS SECOND QUARTER 2022 RESULTS
All-time record quarterly reported revenue, income from operations and net income per diluted share
Guides record third quarter revenue and net income per diluted share

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 27, 2022 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and six months ended June 30, 2022 as presented in the tables below on a continuing operations basis.

Tom Schmitt, Chairman, President and CEO, commenting on second quarter results from continuing operations said, “I want to thank our teammates, independent contractors and business partners for the achievement of our most profitable quarter in the history of the Company. Second quarter revenue growth of 23% came in above the high end of our guidance range of 18% to 22% and our reported net income per diluted share of $2.04 exceeded the high end of our $1.59 to $1.61 guidance range. Our Grow Forward strategy of collaborating with our customers on selecting higher quality freight, pricing the freight appropriately and operating in a clean, safe network contributed to our strong financial performance. In the third quarter of the prior year, we completed a process to cleanse inefficient freight from our network. We have fully replaced the cleansed inefficient freight with higher quality freight, resulting in the same tonnage in the second quarter of 2022 as the prior year quarter with 14.5% higher weight per shipment and 39.8% higher revenue per shipment or 25.8% higher revenue per shipment even when excluding fuel.”

Mr. Schmitt continued, “Momentum continues in the first weeks of the third quarter with tonnage 3.0% higher than the same period of the prior year and strong revenue growth across all lines of business driven by continued growth strategies, strong demand for our services and higher fuel surcharges. With the shift to premium freight in our network, our business model today is more robust and resilient than in the past. We are therefore optimistic that we will exceed the previously announced 2022 net income per diluted share target of $6.30. Our revised 2022 net income per diluted share target is at least $7.00.”

In closing, Mr. Schmitt said, “We continue to execute on our commitment to return value to our shareholders. In the past five years, we have returned approximately $376.0 million to shareholders in the form of dividends and share repurchases. Our confidence in the growth potential of our business is reflected in the increase to our quarterly dividend and continued share repurchases in 2022.”

Regarding the Company’s third quarter 2022 continuing operations guidance, Rebecca J. Garbrick, CFO, said, “We expect our year-over-year revenue growth will be 20% to 24% and net income per diluted share to be between $1.88 to $1.92, compared to reported net income per diluted share of $1.12 and adjusted net income per diluted share of $1.14 in the third quarter of 2021.”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	June 30, 2022	June 30, 2021	Change	Percent Change
Operating revenue	$515,219	$420,671	$94,548	22.5%
Income from operations	$75,545	$42,124	$33,421	79.3%
Operating margin	14.7%	10.0%	470 bps
Net income	$55,430	$30,677	$24,753	80.7%
Net income per diluted share	$2.04	$1.11	$0.93	83.8%
Cash provided by operating activities	$50,334	$22,748	$27,586	121.3%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$75,545	$41,787	$33,758	80.8%
Adjusted net income	$55,430	$30,424	$25,006	82.2%
Adjusted net income per diluted share	$2.04	$1.10	$0.94	85.5%
EBITDA	$87,140	$51,538	$35,602	69.1%
Free cash flow	$41,825	$17,517	$24,308	138.8%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Continuing Operations	Six Months Ended
(in thousands, except per share data)	June 30, 2022	June 30, 2021	Change	Percent Change
Operating revenue	$982,180	$782,873	$199,307	25.5%
Income from operations	$132,896	$64,848	$68,048	104.9%
Operating margin	13.5%	8.3%	520 bps
Net income	$98,116	$47,391	$50,725	107.0%
Net income per diluted share	$3.61	$1.71	$1.90	111.1%
Cash provided by operating activities	$112,820	$39,661	$73,159	184.5%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$132,602	$71,418	$61,184	85.7%
Adjusted net income	$97,896	$52,384	$45,512	86.9%
Adjusted net income per diluted share	$3.60	$1.89	$1.71	90.5%
EBITDA	$155,621	$83,499	$72,122	86.4%
Free cash flow	$94,914	$32,400	$62,514	192.9%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

On July 26, 2022, our Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 18, 2022 and is expected to be paid on September 8, 2022. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.96 for the full year 2022, payable in quarterly increments of $0.24 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

The Board approved a strategy to divest the Pool Distribution business (“Pool”) on April 23, 2020, and the sale of Pool was completed on February 12, 2021. Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented.

Review of Financial Results
Forward Air will hold a conference call to discuss second quarter 2022 results on Thursday, July 28, 2022 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (844) 867-6163, Access Code: 4227639.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light provider of transportation services across the United States and Canada. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Operating revenue:
Expedited Freight	$408,857	$351,735	$785,448	$655,921
Intermodal	106,411	69,133	196,851	127,647
Eliminations and other operations	(49)	(197)	(119)	(695)
Operating revenues	515,219	420,671	982,180	782,873
Operating expenses:
Purchased transportation	239,490	215,217	464,322	399,825
Salaries, wages and employee benefits	86,358	84,641	172,439	159,538
Operating leases	23,459	20,370	46,132	39,537
Depreciation and amortization	11,595	9,414	22,725	18,651
Insurance and claims	13,196	10,891	25,164	20,632
Fuel expense	8,314	4,059	14,179	7,761
Other operating expenses	57,262	33,955	104,323	72,081
Total operating expenses	439,674	378,547	849,284	718,025
Income (loss) from continuing operations:
Expedited Freight	63,107	34,688	110,787	59,218
Intermodal	15,249	8,386	26,395	12,895
Other Operations	(2,811)	(950)	(4,286)	(7,265)
Income from continuing operations	75,545	42,124	132,896	64,848
Other expense:
Interest expense	(1,193)	(1,323)	(1,977)	(2,488)
Total other expense	(1,193)	(1,323)	(1,977)	(2,488)
Income before income taxes	74,352	40,801	130,919	62,360
Income tax expense	18,922	10,124	32,803	14,969
Net income from continuing operations	55,430	30,677	98,116	47,391
Loss from discontinued operation, net of tax	—	—	—	(5,533)
Net income and comprehensive income	$55,430	$30,677	$98,116	$41,858

Net income per share:
Basic net income (loss) per share
Continuing operations	$2.05	$1.12	$3.63	$1.72
Discontinued operation	—	—	—	(0.20)
Net income per basic share	$2.05	$1.12	$3.63	$1.52

Diluted net income (loss) per share
Continuing operations	$2.04	$1.11	$3.61	$1.71
Discontinued operation	—	—	—	(0.20)
Net income per diluted share	$2.04	$1.11	$3.61	$1.51
Dividends per share	$0.24	$0.21	$0.48	$0.42

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2022	Percent of Revenue	June 30, 2021	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$263,425	64.4%	$210,088	59.7%	$53,337	25.4%
Truckload	60,144	14.7	56,968	16.2	3,176	5.6
Final Mile	73,028	17.9	69,883	19.9	3,145	4.5
Other	12,260	3.0	14,796	4.2	(2,536)	(17.1)
Total operating revenue	408,857	100.0	351,735	100.0	57,122	16.2

Operating expenses:
Purchased transportation	212,575	52.0	191,648	54.5	20,927	10.9
Salaries, wages and employee benefits	69,497	17.0	67,560	19.2	1,937	2.9
Operating leases	15,933	3.9	14,868	4.2	1,065	7.2
Depreciation and amortization	7,817	1.9	6,779	1.9	1,038	15.3
Insurance and claims	8,311	2.0	8,385	2.4	(74)	(0.9)
Fuel expense	3,229	0.8	2,147	0.6	1,082	50.4
Other operating expenses	28,388	7.0	25,660	7.3	2,728	10.6
Total operating expenses	345,750	84.6	317,047	90.1	28,703	9.1
Income from operations	$63,107	15.4%	$34,688	9.9%	$28,419	81.9%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	June 30, 2022	June 30, 2021	Percent Change
Business days	64	64	—%

Tonnage [1,2]
Total pounds	730,128	728,191	0.3
Pounds per day	11,408	11,378	0.3

Shipments [1,2]
Total shipments	961	1,096	(12.3)
Shipments per day	15.0	17.1	(12.3)

Weight per shipment	760	664	14.5

Revenue per hundredweight [3]	$35.99	$29.45	22.2
Revenue per hundredweight, ex fuel [3]	$27.13	$24.68	9.9

Revenue per shipment [3]	$273.52	$195.64	39.8
Revenue per shipment, ex fuel [3]	$206.21	$163.97	25.8

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2022	Percent of Revenue	June 30, 2021	Percent of Revenue	Change	Percent Change
Operating revenue	$106,411	100.0%	$69,133	100.0%	$37,278	53.9%

Operating expenses:
Purchased transportation	26,963	25.3	23,767	34.4	3,196	13.4
Salaries, wages and employee benefits	18,831	17.7	16,230	23.5	2,601	16.0
Operating leases	7,526	7.1	5,500	8.0	2,026	36.8
Depreciation and amortization	3,716	3.5	2,612	3.8	1,104	42.3
Insurance and claims	2,338	2.2	2,355	3.4	(17)	(0.7)
Fuel expense	5,084	4.8	1,912	2.8	3,172	165.9
Other operating expenses	26,704	25.1	8,371	12.1	18,333	219.0
Total operating expenses	91,162	85.7	60,747	87.9	30,415	50.1
Income from operations	$15,249	14.3%	$8,386	12.1%	$6,863	81.8%

Intermodal Operating Statistics

	Three Months Ended
	June 30, 2022	June 30, 2021	Percent Change
Drayage shipments	92,786	96,805	(4.2)%
Drayage revenue per shipment	$979	$618	58.4%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$47,386	$37,316
Accounts receivable, net	246,006	208,085
Other receivables, net	104	8,097
Other current assets	22,260	29,309
Total current assets	315,756	282,807

Property and equipment, net	229,220	219,095
Operating lease right-of-use assets	154,277	148,198
Goodwill	287,597	266,752
Other acquired intangibles, net	160,216	154,717
Other assets	50,077	46,254
Total assets	$1,197,143	$1,117,823

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$42,058	$44,837
Accrued expenses	64,355	61,621
Other current liabilities	4,044	4,614
Current portion of debt and finance lease obligations	7,505	6,088
Current portion of operating lease liabilities	49,498	47,532
Total current liabilities	167,460	164,692

Finance lease obligations, less current portion	10,759	9,571
Long-term debt, less current portion and debt issuance costs	147,279	155,466
Operating lease liabilities, less current portion	106,552	101,409
Other long-term liabilities	55,374	49,624
Deferred income taxes	45,369	43,407

Shareholders’ equity:
Preferred stock	—	—
Common stock	269	270
Additional paid-in capital	265,129	258,474
Retained earnings	398,952	334,910
Total shareholders’ equity	664,350	593,654
Total liabilities and shareholders’ equity	$1,197,143	$1,117,823

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	June 30, 2022	June 30, 2021
Operating activities:
Net income from continuing operations	$55,430	$30,677
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	11,595	9,414
Change in fair value of earn-out liability	—	(337)
Share-based compensation expense	3,306	2,981
Provision for revenue adjustments	1,630	1,748
Deferred income tax expense (benefit)	319	(67)
Other	1,251	97
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(6,473)	(22,995)
Other receivables	3,484	(152)
Other current and noncurrent assets	(9,900)	(339)
Accounts payable, accrued expenses and long-term liabilities	(10,308)	1,721
Net cash provided by operating activities of continuing operations	50,334	22,748

Investing activities:
Proceeds from sale of property and equipment	256	649
Purchases of property and equipment	(8,765)	(5,880)
Purchases of a business, net of cash acquired	(40,433)	(7,543)
Net cash used in investing activities of continuing operations	(48,942)	(12,774)

Financing activities:
Repayments of finance lease obligations	(1,513)	(487)
Proceeds from credit facility	—	45,000
Payments on credit facility	(7,875)	—
Payment of earn-out liability	(91)	—
Proceeds from issuance of common stock upon stock option exercises	—	1,423
Payments of dividends to shareholders	(6,492)	(5,768)
Repurchases and retirement of common stock	—	(23,994)
Proceeds from common stock issued under employee stock purchase plan	374	388
Payment of minimum tax withholdings on share-based awards	(39)	(88)
Contributions from subsidiary held for sale	—	—
Net cash (used in) provided by financing activities from continuing operations	(15,636)	16,474
Net (decrease) increase in cash and cash equivalents of continuing operations	(14,244)	26,448

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	—	—
Net cash provided by investing activities of discontinued operation	—	—
Net cash used in financing activities of discontinued operation	—	—
Net (decrease) increase in cash and cash equivalents	(14,244)	26,448
Cash and cash equivalents at beginning of period of continuing operations	61,630	24,396
Cash at beginning of period of discontinued operation	—	—
Net (decrease) increase in cash and cash equivalents	(14,244)	26,448
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$47,386	$50,844

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30, 2022	June 30, 2021
Operating activities:
Net income from continuing operations	$98,116	$47,391
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations
Depreciation and amortization	22,725	18,651
Change in fair value of earn-out liability	(294)	(385)
Share-based compensation expense	6,067	5,578
Provision for revenue adjustments	2,934	3,525
Deferred income tax expense (benefit)	1,962	(572)
Other	1,383	189
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(36,751)	(51,018)
Other receivables	7,093	(13,491)
Other current and noncurrent assets	3,918	6,746
Accounts payable, accrued expenses and other long-term liabilities	5,667	23,047
Net cash provided by operating activities of continuing operations	112,820	39,661

Investing activities:
Proceeds from sale of property and equipment	767	1,314
Purchases of property and equipment	(18,673)	(8,575)
Purchases of a business, net of cash acquired	(40,433)	(22,543)
Net cash used in investing activities of continuing operations	(58,339)	(29,804)

Financing activities:
Repayments of finance lease obligations	(2,583)	(954)
Proceeds from credit facility	—	45,000
Payments on credit facility	(8,250)	—
Payment of earn-out liability	(91)	—
Proceeds from issuance of common stock upon stock option exercises	206	3,570
Payments of dividends to shareholders	(12,994)	(11,565)
Repurchases and retirement of common stock	(17,780)	(33,992)
Proceeds from common stock issued under employee stock purchase plan	374	388
Payment of minimum tax withholdings on share-based awards	(3,293)	(2,832)
Contributions from subsidiary held for sale	—	1,118
Net cash (used in) provided by financing activities from continuing operations	(44,411)	733
Net increase in cash and cash equivalents of continuing operations	10,070	10,590

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	—	(6,902)
Net cash provided by investing activities of discontinued operation	—	8,020
Net cash used in financing activities of discontinued operation	—	(1,118)
Net increase in cash and cash equivalents	10,070	10,590
Cash and cash equivalents at beginning of period of continuing operations	37,316	40,254
Cash at beginning of period of discontinued operation	—	—
Net increase in cash and cash equivalents	10,070	10,590
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$47,386	$50,844

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and six months ended June 30, 2022 and 2021, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, adjusted income from continuing operations, adjusted net income, and adjusted net income per diluted share. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted income from operations, net income and net income per share allows investors to compare Company performance consistently over various periods without regard to the impact of unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income to EBITDA for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended		Six Months Ended
Continuing Operations	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$55,430	$30,677	$98,116	$47,391
Interest expense	1,193	1,323	1,977	2,488
Income tax expense	18,922	10,124	32,803	14,969
Depreciation and amortization	11,595	9,414	22,725	18,651
EBITDA	$87,140	$51,538	$155,621	$83,499

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended		Six Months Ended
Continuing Operations	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net cash provided by operating activities	$50,334	$22,748	$112,820	$39,661
Proceeds from sale of property and equipment	256	649	767	1,314
Purchases of property and equipment	(8,765)	(5,880)	(18,673)	(8,575)
Free cash flow	$41,825	$17,517	$94,914	$32,400

The following is a reconciliation of reported income from operations, net income, and net income per diluted share to adjusted income from operations, net income, and net income per diluted share for the three and six months ended June 30, 2022 and 2021 (in thousands, except net income per diluted share):

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]
As Reported	$75,545	$55,430	$2.04	$42,124	$30,677	$1.11
Change in the fair value of the earn-out liability	—	—	—	(337)	(253)	(0.01)
As Adjusted	$75,545	$55,430	$2.04	$41,787	$30,424	$1.10

[1] Net income and net income per diluted share amounts are after tax

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1,2]
As Reported	$132,896	$98,116	$3.61	$64,848	$47,391	$1.71
Professional fees for cybersecurity and shareholder engagement activities	—	—	—	6,955	5,286	0.19
Change in the fair value of the earn-out liability	(294)	(220)	(0.01)	(385)	(293)	(0.01)
As Adjusted	$132,602	$97,896	$3.60	$71,418	$52,384	$1.89

[1] Net income and net income per diluted share amounts are after tax
[2] Rounding may impact summation of amounts

The following is a reconciliation of reported net income per diluted share to adjusted net income per diluted share for the three months ended September 30, 2021:

Net Income Per Diluted Share[1,2]
Continuing Operations	Three Months Ended September 30, 2021
As reported	$1.12
Professional fees for an operational improvement project	0.03
As adjusted	$1.14
1 Net income per diluted share is after tax
2 Rounding may impact summation of amounts

The following information is provided to supplement this press release.

Actual - Continuing Operations	Three Months Ended June 30, 2022
Net income from continuing operations	$55,430
Income allocated to participating securities	(346)
Numerator for diluted net income per share - net income	$55,084

Weighted-average common shares and common share equivalent outstanding - diluted	26,989
Diluted net income per share	$2.04

Projected	Full year 2022
Projected tax rate - continuing operations	25.7%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment	$40,000

Projected	December 31, 2022
Projected weighted-average common shares and common share equivalent outstanding - diluted	26,800

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected third quarter 2022 revenue, revenue growth, net income per diluted share, adjusted net income per diluted share and volume, expectations regarding continued momentum in our business into 2022 and 2023, expectations regarding expansion of operating margins, and the future of declaration of dividends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, changes in fuel prices and/or fuel taxes, a decrease in demand for transportation services, pricing pressure, changes in freight volume, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, loss of a major customer, increasing competition,, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2021.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com